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                                                                    EXHIBIT 21.1

NORDSTROM, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

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         Name of Subsidiary                                 State/Country of Incorporation
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
Nordstrom fsb                                                          Arizona
Nordstrom Credit Card Receivables, LLC                                 Delaware
Nordstrom Credit, Inc.                                                 Colorado
Nordstrom Private Label Receivables, LLC                               Delaware
Nordstrom Distribution, Inc.                                           Washington
N2HC, Inc.                                                             Colorado
Nordstrom International Limited                                        Washington
Nordstrom European Capital Group                                       France
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